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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated January 31, 2000, with respect to the consolidated balance sheet of Jones Pharma Incorporated as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999 and 1998, not presented separately herein, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-32072, 333-45276, 333-45284,
333-70203 and 333-73053) of King Pharmaceuticals, Inc. of our report dated January 31, 2000 relating to the consolidated financial statements of Jones Pharma Incorporated.


                                    ERNST & YOUNG LLP


St. Louis, Missouri
September 19, 2001